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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                              At December 31, 2001

Name of Subsidiary                                        State of Incorporation
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Bank of Stanly                                            North Carolina

Anson Bank & Trust Co.                                    North Carolina

Strategic Investment Advisors, Inc.                       North Carolina